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EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                             AS OF DECEMBER 31, 1999

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FULL NAME OF SUBSIDIARY                          PLACE OF INCORPORATION
-----------------------                          ----------------------
WHITE MOUNTAINS HOLDINGS (BARBADOS) SRL          BARBADOS, WEST INDIES

WM FACILITIES, LTD.                              BERMUDA

BRITISH INSURANCE COMPANY OF CAYMAN              CAYMAN ISLANDS

WHITE MOUNTAINS PROPERTIES (BARBADOS) SRL        BARBADOS, WEST INDIES

WHITE MOUNTAINS HOLDINGS, INC.                   DELAWARE, USA

WHITE MOUNTAINS SERVICES CORPORATION             DELAWARE, USA

WATERFORD INSURANCE COMPANY                      KANSAS, USA

PENINSULA INSURANCE COMPANY                      MARYLAND, USA

PENINSULA INDEMNITY COMPANY                      MARYLAND, USA

AMERICAN CENTENNIAL HOLDINGS, INC.               DELAWARE, USA

AMERICAN CENTENNIAL INSURANCE COMPANY            DELAWARE, USA

FOLKSAMERICA HOLDING COMPANY, INC.               NEW YORK, USA

FOLKSAMERICA REINSURANCE COMPANY                 NEW YORK, USA
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